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EXHIBIT 10.67

                       PERMIT ENDORSEMENT

Permit         Petroleum Exploration Permit (PEP) 38256

Action         In terms of section 41 of the Crown Minerals Act
1991, and in accordance with a delegation from the Minister of Energy of 20 January 1998, the Manager Crown Minerals consented to a Deed of Assignment and Assumption whereby Indo-Pacific Energy (NZ) Limited and Trans-Orient Petroleum Company (NZ) Limited assigned an interest in the permit to Trans New Zealand Oil Company (NZ) Limited.

Date      13 August 1998

Details        The participating interests in this permit are now
as follows:

Indo-Pacific Energy (NZ) Limited                  35.00 percent
Trans-Orient Petroleum Company (NZ) Limited       35.00 percent
Trans New Zealand Oil Company (NZ) Limited.       30.00 percent

Certified True and Correct

/s/ C.T Bennett

Clyde Bennett for Unit Manager-Permitting
17/8/1998